Exhibit 3.2


                             BYLAWS
                               OF
                    DEVON ENERGY CORPORATION
                    Effective April 13, 1995
                  (As Amended on June 22, 1999)



                                                       Page

Article I - Stockholders' Meetings                     1

  Section 1 - Annual Meeting                           1
  Section 2 - Special Meeting                          1
  Section 3 - Notice of Meetings                       1
  Section 4 - Quorum                                   2
  Section 5 - Voting                                   2
  Section 6 - List of Stockholders                     2
  Section 7 - Order of Business                        2
  Section  8  -  Nature of Business at Meetings of
  Stockholders                                         2
  Section 9 - Nomination of Directors                  3

Article II - Directors                                 5

  Section 1 - Powers                                   5
  Section 2 - Number                                   5
  Section 3 - Vacancies                                5
  Section 4 - Place of Meetings                        5
  Section 5 - Regular Meetings                         5
  Section 6 - Special Meetings                         5
  Section 7 - Quorum                                   6
  Section 8 - Presence at Meeting                      6
  Section 9 - Action Without Meeting                   6
  Section 10 - Committees of the Board                 6
  Section 11 - Compensation                            6
  Section 12 - Advisory Directors                      7

Article III - Officers and Employees                   7

  Section 1 - Election                                 7
  Section 2 - Term, Removal and Vacancies              7
  Section 3 - Chairman of the Board                    7
  Section 4 - Chief Executive Officer                  7
  Section 5 - President                                8
  Section 6 - Vice Presidents                          8
  Section 7 - Secretary                                8
  Section 8 - Treasurer                                8
  Section 9 - Divisional Officers                      9

Article IV - Stock Certificates and Transfer Books     9

  Section 1 - Certificates                             9
  Section 2 - Record Ownership                         9
  Section 3 - Transfer Agent and Registrar             10
  Section 4 - Lost Certificates                        10
  Section 5 - Transfer of Stock                        10
  Section  6 - Fixing Date for Determination of
  Shareholders  of Record                              10

Article V - General Provisions                         10

  Section 1 - Offices                                  10
  Section 2 - Voting of Stock                          10
  Section 3 - Notices                                  11
  Section 4 - Waiver of Notice                         11

Article  VI - Indemnification of Officers,
Directors,  Employees and Agents                       11

Article VII - Amendments                               13

                             BYLAWS
                               OF
                    DEVON ENERGY CORPORATION


                            ARTICLE I

                     Stockholders' Meetings

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held within six months following the end of the fiscal year of the corporation at such time, date and place as shall be determined by the board of directors. The meeting shall be held at the principal offices of the corporation or at such other place as shall be determined by a majority of the directors.

Section 2. Special Meeting. Special meetings of stockholders may be called by the board of directors, or by the president, and shall be held at such places, within or without the State of Oklahoma, as may be specified in the call of any meeting.

Section 3. Notice of Meetings. Unless otherwise provided in the Oklahoma General Corporation Law, written notice of every meeting of stockholders stating the place, date, hour and, in the case of a special meeting, purposes thereof, shall, except when otherwise required by law, be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat; provided that such notice may be waived in writing, signed by the person entitled to notice either before or after the time stated therein. Neither the business to be transacted at nor the purpose of any meeting need be specified in such written waiver of notice.

      At any meeting at which a quorum of stockholders is present, in person or represented by proxy, the chairman of the meeting or the holders of the majority of the shares of stock present or represented by proxy may adjourn from time to time until its business is completed. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Otherwise, no notice need be given.

      If mailed, notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

Section 4. Quorum. The holders of a majority of the shares of stock entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of the stockholders.

Section   5.   Voting.   Unless otherwise  provided by the
corporation's certificate of incorporation and any amendments thereto or certificates of designation, each stockholder shall at every meeting of stockholders be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such stockholder. Unless otherwise provided by law, no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. No vote on any matter need be by ballot unless demanded by the holders of at least ten percent (10%) of the shares represented and entitled to vote at the meeting. All elections and questions shall be decided by a plurality of the votes cast, in person or by proxy, except as otherwise required by the laws of Oklahoma or as set forth in the certificate of incorporation or the terms of any series of outstanding Preferred Stock.

Section 6. List of Stockholders. Unless otherwise provided in the Oklahoma General Corporation Law, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the officer in charge of the stock ledger. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 7. Order of Business. The chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

Section 8. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 8; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 9. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


                           ARTICLE II

                            Directors

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2. Number. The number of directors which shall constitute the whole board shall not be less than three nor more than fifteen, and shall consist of three directors, until within the limits above specified, a different number of directors, which shall constitute the whole board, shall be determined by resolution adopted by a vote of two-thirds of the entire board, or at an annual meeting of stockholders by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term. The board of directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. Of the directors chosen initially, the term of office of those of the first class shall expire at the first annual meeting after their election; the term of office of those of the second class shall expire at the second annual meeting after their election; and the term of office of those of the third class shall expire at the third annual meeting after their election. At each annual meeting held after such classification and election, directors shall be chosen for a full term of three years to succeed those whose terms expire. The provisions of this section shall not be altered, amended or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding stock entitled to vote thereon.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of director may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 4. Place of Meetings. Board meetings may be held at such places, within or without the State of Oklahoma, as stated in these bylaws or as the board may from time to time determine or as may be specified in the call of any meetings.

Section 5. Regular Meetings. The annual meeting of the board shall be held without call or notice immediately after and at the same general place as the annual meeting of the stockholders, for the purpose of electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the board may be held without call or notice at such place and at such time as shall be fixed by resolution of the board but in the absence of such resolution shall be held upon call by the president or a majority of directors.

Section 6. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president or by a majority of the directors then in office. Notice of special meetings shall be given to each director at least three days before the meeting. Such notice shall set forth the time and place of such meeting, but need not, unless otherwise required by law, state the purposes of the meeting. A majority of the directors present at any meeting may adjourn the meeting from time to time without notice other than announcement at the meeting.

Section 7. Quorum. A majority of the total number of directors, excluding any vacancies, shall constitute a quorum for the transaction of business at any meeting of the board; provided, however, that in no event shall a number which is less than one-third (1/3) of the total number of directors constitute a quorum. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present. The act of a majority of directors present in person at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8. Presence at Meeting. Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall be deemed presence in person at such meeting.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the board or such committee.

Section 10. Committees of the Board. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation and shall have such name or names as may be determined from time to time by resolution adopted by the board. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time, and, furthermore, may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of such absent or disqualified member. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors as and when required.

Section 11. Compensation. Each director shall be reimbursed for reasonable expenses incurred in attending any meeting of the board or of any committee of which such director shall be a member. The board may by resolution allow reasonable fees to some or all of the directors for attendance at any board or committee meeting. No such payment shall preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.

Section 12. Advisory Directors. The board of directors may appoint individuals who may but need not be directors, officers, or employees of the corporation to serve as members of an advisory board of directors of the corporation and may fix fees or compensation for attendance at meetings of any such advisory boards. The members of any such advisory board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the board of directors of the corporation. The term of office of any member of the advisory board of directors shall be at the pleasure of the board of directors and shall expire the day of the annual meeting of the stockholders of the corporation. The function of any such advisory board of directors shall be to advise with respect to the affairs of the corporation.


                           ARTICLE III

                     Officers and Employees

Section 1. Election. At the annual meeting of the board, there shall be elected such officers as may be necessary to
enable  the  corporation   to   sign   instruments   and stock
certificates which comply with the Oklahoma General Corporation Law. Such officers may include a chairman of the board, chief executive officer, a president, one or more vice presidents (who may be designated by different classes), a secretary, a treasurer and other officers. No officer need be a director. Two or more offices may be held by the same person.

Section 2. Term. Removal and Vacancies. All officers shall serve at the pleasure of the board. Any officer elected or appointed by the board may be removed at any time by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office shall be filled by the board of directors.

Section 3. Chairman of the Board. The chairman of the board, if one has been elected, shall preside at all meetings of the board, stockholders and committees of which he is a member. He shall have such powers and perform such duties as may be authorized by the board of directors.

Section 4. Chief Executive Officer. If the board of directors has elected a chairman of the board, it may designate the chairman of the board as the chief executive officer of the corporation. If no chairman of the board has been elected, or in his absence or inability to act, or if no such designation has been made by the board of directors, the president shall be the chief executive officer of the corporation. The chief executive officer shall (i) have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to any directions which may be given by the board of directors, (ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Oklahoma, these bylaws or action of the board of directors, and shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the board of directors from time to time.

Section 5. President. If the board of directors has elected a chairman of the board and designated such officer as the chief executive officer of the corporation, the president shall serve as chief operating officer and be subject to the control of the board of directors and the chairman of the board. He shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the chairman of the board. If the board of directors has not elected a chairman of the board, or if one has been elected and has not been designated the chief executive officer of the corporation, then the president shall be the chief executive officer of the corporation with the powers and duties provided in Article III, Section 4, of these bylaws. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by the president to some other officer or agent of the corporation. The president may sign with the secretary or an assistant secretary, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the board of directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation. The president, in general, shall have all other powers and shall perform all other duties as may be prescribed by the board of directors from time to time.

Section 6. Vice Presidents. A vice president shall perform such duties as may from time to time be assigned to him by the board or by the chairman or the president. In the absence or inability to act of the president, the vice president (or if there is more than one vice president, in the order designated by the board and, absent such designation, in the order of their first election to that office) shall perform the duties and discharge the responsibilities of the president.

Section 7. Secretary. The secretary shall be the keeper of the corporate seal and corporate records, and shall give notice of, attend, and record minutes of meetings of stockholders and directors. He shall see that the seal is affixed to all documents on which the seal is required by law to be affixed, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws. He shall, in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him by the board or by the president. The assistant secretaries, if any, shall have such duties as shall be delegated to them by the secretary and, in the absence of the secretary, the senior of them present shall discharge the duties of the secretary.

Section  8.   Treasurer.  The treasurer shall be responsible  for
(i) the custody and safekeeping of all of the funds and securities of the corporation, (ii) the receipt and deposit of all moneys paid to the corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the corporation of all checks, drafts, notes and other obligations payable to the corporation, (iv) the disbursement of funds of the corporation under such rules as the board may from time to time adopt, (v) maintaining the general books of account of the corporation, and (vi) the performance of such further duties as are incident to the office of treasurer or as may be assigned to him by the board or by the president. The assistant treasurers, if any, shall have such duties as shall be delegated to them by the treasurer, and in the absence of the treasurer, the senior one of them present shall discharge the duties of the treasurer.

Section 9. Divisional Officers. The board may from time to time appoint officers of various divisions of the corporation.
Divisional officers shall not by virtue of such appointment become officers of the corporation. Subject to the direction of the president of the corporation, the president of a division shall have general charge, control and supervision of all the business operations of his division, and the other divisional officers shall have such duties and authority as may be prescribed by the president of the division.


                           ARTICLE IV

              Stock Certificates and Transfer Books

Section 1. Certificates. Every stockholder shall be entitled to have a certificate in such form as the board shall from time to time approve, signed by, or in the name of the corporation by (i) the chairman of the board, if any, the president or any vice president and (ii) the treasurer, or assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. During the time in which the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

      The signatures of any of the officers on a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Oklahoma.

Section 3. Transfer Agent and Registrar. The corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in charge of a registrar designated by the board, wherein such shares of stock shall be registered. To the extent authorized by the board, the same entity may serve both as a transfer agent and registrar.

Section 4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen, mutilated or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft, mutilation or destruction. He shall also, if required by the board, give the corporation a bond, in such form as may be approved by the board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

Section 5. Transfer of Stock. Transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

Section  6.   Fixing  Date for Determination of  Stockholders  of
Record.

      (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten
(10)  days before the date of such meetings, nor more than  sixty
(60) prior to any other action.

     (b) A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board may fix a new record date for the adjourned meeting.


                            ARTICLE V

                       General Provisions

Section 1. Offices. The principal office of the corporation shall be maintained in Oklahoma City, Oklahoma, or at such other place as the board may determine. The corporation may have such other offices as the board may from time to time determine.

Section 2. Voting of Stock. Unless otherwise ordered by the board, the chairman of the board, if any, the president or any vice president shall have full power and authority, in the name and on behalf of the corporation, to attend, act and vote at any meeting of stockholders of any company in which the corporation may hold shares of stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

Section 3. Notices. Unless otherwise provided herein, whenever notice is required to be given, it shall not be construed to require personal notice, but such notice may be given in writing by depositing the same in the United States mail, addressed to the individual to whom notice is being given at such address as appears on the records of the corporation, with postage there on prepaid. Such notice shall be deemed to be given at the time when the same shall be thus deposited.

Section 4. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                           ARTICLE VI

             Indemnification of Officers, Directors,
                      Employees and Agents

      (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

      (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      (c) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein.

      (d) The corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     (e) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (f) Every such person shall be entitled, without demand by him upon the corporation or any action by the corporation, to enforce his right to such indemnity in an action at law against the corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.


                           ARTICLE VII

                           Amendments

     These bylaws may be altered, amended or repealed or new bylaws may be adopted in accordance with the corporation's
Certificate  of  Incorporation, the Oklahoma General  Corporation
Law and these bylaws.